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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                 ILLINOIS CENTRAL CORPORATION AND SUBSIDIARIES

As independent public accountants, we hereby consent to the incorporation by reference in this Form F-4 Registration Statement of our report dated January 19, 1998 (except with respect to the matter discussed in Note 2, as to which the date is March 13, 1998), included in Illinois Central Corporation's Form 10-K/A for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement.

                                               /s/ ARTHUR ANDERSEN LLP

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                                                    Arthur Andersen LLP

Chicago, Illinois
May 1, 1998